Exhibit 99.1

DATALINK REPORTS 2015 SECOND QUARTER AND SIX MONTH OPERATING RESULTS

Second Quarter and Six Month Revenues Up 15% and 20% Year-Over-Year, Respectively

EDEN PRAIRIE, Minn., July 30, 2015 — Datalink (Nasdaq: DTLK), a leading provider of data center infrastructure and services, today reported results for its second quarter and six months that ended June 30, 2015.  Financial results for both reporting periods include the results of operations from the acquisition of Bear Data Solutions, which closed on October 19, 2014.

Revenues for the quarter ended June 30, 2015, increased 15% to $182.6 million compared to $159.4 million for the quarter ended June 30, 2014, and increased 4% over revenues of $175.4 million in the first quarter of 2015.  Revenues for the six months ended June 30, 2015, increased 20% to $358.0 million compared to $298.9 million for the six months ended June 30, 2014.

GAAP Results

On a GAAP basis, the company reported net earnings of $661,000 or $0.03 per diluted share for the second quarter ended June 30, 2015.  This compares to net earnings of $3.6 million or $0.16 per diluted share in the second quarter of 2014. For the six months ended June 30, 2015, the company reported net earnings of $647,000 or $0.03 per diluted share, compared to net earnings of $3.9 million, or $0.17 per diluted share, for the six months ended June 30, 2014.

Non-GAAP Results

Non-GAAP net earnings for the second quarter of 2015 were $2.7 million, or $0.12 per diluted share, compared to non-GAAP net earnings of $4.9 million, or $0.22 per diluted share, in the second quarter of 2014.  For the six months ended June 30, 2015, the company reported non-

GAAP net earnings of $5.0 million, or $0.22 per diluted share, compared to non-GAAP net earnings of $6.1 million, or $0.28 per diluted share, for the six months ended June 30, 2014.  A detailed reconciliation between GAAP and non-GAAP information is contained in the tables included herein.

Highlights of the quarter and six months ended June 30, 2015, include:

•                  A 21% year-over-year increase in total services revenues in both the second quarter and the first six months of 2015, marking significant progress in building the company’s services business to improve margins and help customers drive data center transformation.

•                  A 48% year-over-year increase in professional services revenues to a record $17.8 million in the second quarter of 2015, simultaneously increasing the portion of Datalink revenues coming from professional services to a record 10% during the quarter.

•                  Multiple seven-figure contracts awarded to Datalink’s Advanced Services practice, including engagements for large data center consolidation and transformation, infrastructure virtualization and application and data migration projects.

•                  An 80% quarter-over-quarter increase in the number of converged data center infrastructure sales, a key building block for other IT initiatives like private clouds, where Datalink can offer additional consulting, managed services, as well as support services.

•                  A #43 ranking on CRN’s 2015 Solution Provider 500 list of North America’s top technology integrators based on annual revenues, marking a steady climb from #72 just five years ago.

These gains, however, were accompanied by a decline in the company’s core storage revenues caused by falling storage prices, new storage technologies and an industrywide slowdown in storage spending. That decline also contributed to lower gross margins during the second quarter and first six months of 2015.

The company responded earlier in the week by announcing a workforce rebalancing that will eliminate approximately $10 million of operating expenses on an annualized basis. The full impact of these adjustments will be realized in 2016, with about $2 million of savings to be realized in the fourth quarter of this year.

“We anticipated some of the changes that are occurring in the IT market, and that is why we have been working hard over the last few years to transition the company away from its dependence on storage sales and transform it into a full-service provider of data center solutions and services. We are making strong progress, as our continued growth of consulting and managed services along with converged data center infrastructure indicate, and we will continue to invest in these and other parts of the business in support of continued growth,” said Paul Lidsky, Datalink’s president and CEO. “The actions we took will redistribute our resources to meet changes in the market and help keep the company growing profitably.”

Outlook

Datalink projects revenues of $175.0 million to $185.0 million for the third quarter of 2015, compared to $144.9 million for the third quarter of 2014.  This represents an increase in expected revenues of between 21% and 28%, based on the company’s current backlog, sales pipeline, historical trends, and expected continued softness in storage spending countered by continued growth in the company’s networking and services business during the quarter.  The company expects third quarter 2015 net earnings to be between $0.04 and $0.09 per diluted share on a GAAP basis, and net earnings of between $0.13 and $0.18 per diluted share on a non-GAAP basis.  This compares to net earnings of $0.16 per diluted share and $0.19 per diluted share on a GAAP and non-GAAP basis, respectively, for the same period in 2014.

Non-GAAP earnings per share exclude the effect of acquisition accounting adjustments to deferred revenue and costs, integration and transaction costs related to acquisitions, stock-based compensation expense, amortization of intangible assets, and the related effects on income taxes.

The company estimates this total effect will be approximately $0.09 per diluted share for the third quarter of 2015.

Conference Call and Webcast Today

Datalink will hold a conference call shortly after 4:00 p.m. Central Time during which time Datalink’s president and chief executive officer, Paul Lidsky, and chief financial officer, Greg Barnum, will discuss company results and provide a business overview. Participants can access the conference call by dialing (855) 793-2451. Participants will be asked to identify the Datalink conference call and provide the designated identification number (87596165). A live webcast of the conference call can be accessed here or via Datalink’s investor relations website at www.datalink.com.

About Datalink

A complete data center solutions and services provider for Fortune 500 and mid-tier enterprises, Datalink transforms data centers so they become more efficient, manageable and responsive to changing business needs. Datalink helps leverage and protect storage, server, and network investments with a focus on long-term value, offering a full lifecycle of services, from consulting and design to implementation, management and support. Datalink solutions span virtualization and consolidation, data storage and protection, advanced network infrastructures, business continuity, and cloud enablement. Each delivers measurable performance gains and maximizes the business value of IT. For more information, call 800.448.6314 or visit www.datalink.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. This press release contains forward-looking statements, including (i) the anticipated timing of the acquisition, (ii) the expected impact of the acquisition on Datalink, (iii) Datalink’s plans with respect to the acquired business and (iv) our internal projections of certain anticipated 2015 results, which reflect our views regarding future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties, including those identified below, which could cause actual results to differ materially from historical results or those anticipated. The words “aim,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “should” and other expressions which indicate future events and trends identify forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending upon a variety of factors, many of which are included under “Risk Factors” in our annual report on Form 10-K for our year ended December 31, 2014, including, but not limited to: the level of continuing demand for data center solutions and services including the effects of current economic and credit conditions and the ability of organizations to outsource data center infrastructure-related services to service providers such as us; the migration of organizations to virtualized server environments, including using a private cloud computing infrastructure; the extent to which customers deploy disk-based backup recovery solutions; the realization of the expected trends identified for advanced network infrastructures; reliance by manufacturers on their data service partners to integrate their specialized products; continued preferred status with certain principal suppliers; competition and pricing pressures and timing of our installations that may adversely affect our revenues and profits; fixed employment costs that may impact profitability if we suffer revenue shortfalls; our ability to hire and retain key technical and sales personnel; continued productivity of our sales personnel; our dependence on key suppliers; our ability to adapt to rapid technological change; success of the implementation of our enterprise resource planning system; risks associated with integrating completed and future acquisitions (including a failure of anticipated synergies to materialize); the ability to execute our acquisition strategy; fluctuations in our quarterly operating results; future changes in applicable accounting rules; and volatility in our stock price. Furthermore, our revenues for any particular quarter are not necessarily reflected by our backlog of contracted orders, which also may fluctuate unpredictably. We cannot assure you that we can grow or maintain our revenue and backlog from current levels.  Additional factors that may cause actual results to differ from our assumptions and expectations include those set forth in our most recent filing on Form 10-K filed with the Securities and Exchange Commission.  Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made.  We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Non-GAAP Details

Non-GAAP financial measures exclude the impact from acquisition accounting adjustments to deferred revenue and costs, stock-based compensation expense, amortization of acquisition intangible assets, integration and transaction costs related to acquisitions, severance costs and the related effects on income taxes.  These non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with, GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. We believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures.

These non-GAAP financial measures facilitate management’s internal comparisons to our historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures in our earnings announcement because we believe they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making, such as employee compensation planning. We believe that the presentation of these non-GAAP measures when shown in conjunction with the corresponding GAAP measures provides useful information to investors and management regarding financial and business trends relating to our financial condition and results of operations.

# # #

Company Contacts:

Investors & Analysts

Greg Barnum

Vice President and CFO

Phone:  952-279-4816

Email:  gbarnum@datalink.com

Press

Jill Schmidt

S&S Public Relations, Inc.

Phone: 847-415-9311
Email: jills@sspr.com

DATALINK CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

Net sales:
Products	$108,787	$98,252	$215,523	$181,447
Services	73,844	61,128	142,460	117,468
Total net sales	182,631	159,380	357,983	298,915

Cost of sales:
Cost of products	88,186	76,411	173,968	143,181
Cost of services	57,973	47,486	112,375	90,769
Total cost of sales	146,159	123,897	286,343	233,950
Gross profit	36,472	35,483	71,640	64,965
Operating expenses:
Sales and marketing	18,289	15,867	35,711	31,531
General and administrative	6,475	4,838	13,484	10,157
Engineering	8,626	7,446	16,868	14,960
Integration and transaction costs	70	—	520	—
Amortization of intangibles	1,833	1,359	3,906	2,775
Total operating expenses	35,293	29,510	70,489	59,423
Earnings from operations	1,179	5,973	1,151	5,542
Gain on settlement related to StraTech acquisition	—	—	—	876
Interest income	55	74	127	139
Interest expense	(70)	(80)	(137)	(108)
Earnings before income taxes	1,164	5,967	1,141	6,449
Income tax expense	503	2,404	494	2,585
Net earnings	$661	$3,563	$647	$3,864

Earnings per common share:
Basic	$0.03	$0.17	$0.03	$0.18
Diluted	$0.03	$0.16	$0.03	$0.17
Weighted average common shares outstanding:
Basic	22,004	21,519	21,977	21,528
Diluted	22,639	22,196	22,518	22,177

DATALINK CORPORATION

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	June 30,	December 31,
	2015	2014
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$43,400	$27,725
Short term investments	17,475	22,994
Accounts receivable, net	133,081	171,531
Net working capital receivable from acquisition	—	741
Lease receivable	2,343	2,482
Inventories, net	8,564	5,447
Current deferred customer support contract costs	120,736	106,497
Inventories shipped but not installed	12,983	20,035
Income tax receivable	3,861	4,194
Other current assets	1,364	3,563
Total current assets	343,807	365,209
Property and equipment, net	7,174	7,244
Goodwill	48,016	48,016
Finite-lived intangibles, net	12,697	16,603
Deferred customer support contract costs, non-current	59,102	58,484
Deferred tax asset	5,660	5,660
Long-term lease receivable	3,435	4,016
Other assets	742	759
Total assets	$480,633	$505,991

Liabilities and Stockholders’ Equity
Current liabilities
Floor plan line of credit	$24,312	$27,656
Accounts payable	47,817	86,266
Lease payable	1,993	2,319
Accrued commissions	3,720	5,334
Accrued sales and use taxes	2,249	4,117
Accrued expenses, other	7,023	7,730
Deferred taxes	1,982	1,982
Customer deposits	5,069	3,325
Current deferred revenue from customer support contracts	147,478	131,061
Other current liabilities	780	746
Total current liabilities	242,423	270,536
Deferred revenue from customer support contracts, non-current	71,081	70,663
Long-term lease payable	2,616	3,278
Other liabilities, non-current	801	828
Total liabilities	316,921	345,305

Stockholders’ equity
Common stock, $.001 par value, 50,000,000 shares authorized, 23,418,334 and 22,876,753 shares issued and outstanding as of June 30, 2015 and December 31, 2014, respectively	23	23
Additional paid-in capital	117,426	115,048
Retained earnings	46,263	45,615
Total stockholders’ equity	163,712	160,686
Total liabilities and stockholders’ equity	$480,633	$505,991

DATALINK CORPORATION

RECONCILIATION  BETWEEN GAAP AND NON-GAAP NET INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

Earnings from operations on a GAAP basis	$1,179	$5,973	$1,151	$5,542
GAAP operating margin	0.6%	3.7%	0.3%	1.9%

Non-GAAP Adjustments:
Purchase accounting adjustment to StraTech deferred revenue and cost, net	6	51	18	108
Total gross margin adjustments	6	51	18	108

Stock based compensation expense included in sales and marketing	565	131	983	451
Stock based compensation expense included in general and administrative	305	370	738	790
Stock based compensation expense included in engineering	784	239	1,375	483
Integration and transaction costs	70	—	520	—
Amortization of intangible assets	1,833	1,359	3,906	2,775
Total operating expense adjustments	3,557	2,099	7,522	4,499

Non-GAAP earnings from operations	4,742	8,123	8,691	10,149
Non-GAAP operating margin	2.6%	5.1%	2.4%	3.4%

Interest income (expense), net	(15)	(6)	(10)	31
Income tax expense impact including Non-GAAP items	1,981	3,247	3,637	4,072

Non-GAAP net earnings	$2,746	$4,870	$5,044	$6,108

Non-GAAP net earnings per share - Basic	$0.12	$0.23	$0.23	$0.28
Non-GAAP net earnings per share - Diluted	$0.12	$0.22	$0.22	$0.28

Shares used in non-GAAP per share calculation - Basic	22,004	21,519	21,977	21,528
Shares used in non-GAAP per share calculation - Diluted	22,639	22,196	22,518	22,177

DATALINK CORPORATION

CONSOLIDATED STATEMENT OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended
	June 30,
	2015	2014

Cash flows from operating activities:
Net earnings	$647	$3,864
Adjustments to reconcile net earnings to net cash provided by operating activities:
Change in fair value of short-term investments	8	4
Provision for bad debts	160	71
Depreciation	1,679	1,222
Amortization of finite-lived intangibles	3,906	2,775
Gain on settlement related to StraTech acquisition	—	(876)
Loss on disposal of assets	149	19
Deferred income taxes	—	316
Stock based compensation expense	3,096	1,724
Changes in operating assets and liabilities:
Accounts receivable, net, and leases receivable	39,751	26,663
Inventories	3,935	9,522
Deferred customer support contract costs/revenues and customer deposits, net	3,722	4,211
Accounts payable and leases payable	(39,437)	(25,145)
Accrued expenses	(4,189)	(4,903)
Income tax receivable	333	(1,481)
Income tax payable	—	(11,586)
Other	2,223	479
Net cash provided by operating activities	15,983	6,879

Cash flows from investing activities:
Purchases, sales, and maturities of trading securities, net	5,511	6,173
Purchases of property and equipment	(1,758)	(1,357)
Net cash provided by investing activities	3,753	4,816

Cash flows from financing activities:
Net payments under floor plan line of credit	(3,344)	(2,986)
Excess tax from stock compensation	136	526
Proceeds from issuance of common stock from option exercise	34	88
Tax withholding payments reimbursed by restricted stock	(887)	(795)
Net cash used in financing activities	(4,061)	(3,167)

Increase in cash and cash equivalents	15,675	8,528
Cash and cash equivalents, beginning of period	27,725	24,871
Cash and cash equivalents, end of period	$43,400	$33,399

Supplemental cash flow information:
Cash paid for income taxes	$113	$14,809
Cash received for income tax refunds	$88	$—
Cash paid for interest expense	$21	$—